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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" and to the use of our reports dated March 26, 2004, except Note 17, as to which the date is October 22, 2004, in the Registration Statement on Form S-4 and related Prospectus of Nortek Holdings, Inc. for the registration of $625,000,000 aggregate principal amount at maturity 8 -1/2% Senior Subordinated Notes due 2014.

                                                     /s/ Ernst & Young LLP

Boston, Massachusetts

October 22, 2004